UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

BIOLASE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Dr., Suite 270
Lake Forest, California	92610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2022, the stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), approved a proposal at its 2022 annual meeting of stockholders (the “Annual Meeting”) further amending the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio between one-for-two (1:2) and one-for-twenty-five (1:25), without reducing the authorized number of shares of Company common stock. Following the Annual Meeting, the Company’s Board of Directors approved a final split ratio of one-for-twenty-five (1:25). Following such approval, the Company filed an amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 11:59 p.m. Eastern Time on April 28, 2022.

No fractional shares will be issued in connection with the reverse stock split. In lieu of fractional shares, Computershare Trust Company, N.A., as exchange agent (“Computershare”), will aggregate all fractional shares and arrange for them to be sold in a timely manner at the then-prevailing prices on the Nasdaq Capital Market. After completing such sale, Computershare will pay to each stockholder of record such stockholder’s pro rata share of the net proceeds derived from the sale of the fractional interest to which such stockholder would otherwise be entitled.

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting held on April 28, 2022.

Proposal 1 – Stockholders elected each of the Company’s seven nominees for director, as set forth below:

Nominee	For	Against	Abstain	Broker Non- Votes
John R. Beaver	31,477,277	5,454,130	2,054,778	40,176,443
Jonathan T. Lord, M.D.	31,716,132	5,144,303	2,125,750	40,176,443
Kathleen T. O’Loughlin, D.D.S.	32,248,007	4,658,005	2,080,173	40,176,443
Jess Roper	32,042,132	4,556,903	2,387,150	40,176,443
Martha Somerman, D.D.S.	32,171,613	4,696,988	2,117,584	40,176,443
Carol Gomez Summerhays, D.D.S.	32,157,064	4,726,366	2,102,755	40,176,443
Kenneth P. Yale, D.D.S., J.D.	32,646,140	4,228,587	2,111,458	40,176,443

Proposal 2 – Stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers, as set forth below:

For	Against	Abstain	Broker Non-Votes
26,525,963	11,368,161	1,092,061	40,176,443

Proposal 3 – Stockholders voted to approve the adoption of an amendment to the Certificate of Incorporation to effect a reverse stock split of Company common stock (without reducing the authorized number of shares of Company common stock), if and when determined by the Company’s Board of Directors:

For	Against	Abstain	Broker Non-Votes
57,324,200,934	21,723,161,460	194,428,234	—

Proposal 4 – Stockholders ratified the appointment of BDO USA, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022, as set forth below:

For	Against	Abstain	Broker Non-Votes
69,595,418	5,789,448	3,777,762	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Sixth Amendment to Restated Certificate of Incorporation of BIOLASE, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2022	BIOLASE, INC.

	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	President and Chief Executive Officer